Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No 333-288263) of Santander UK plc of our report dated 12 March 2026 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
12 March 2026
     Santander UK plc 1